Exhibit 15.3

[Letter Head of Maples and Calder (Hong Kong) LLP]

Our ref	RDS/658302-000001/16634145v1
Direct tel	+852 2971 3046
Email	richard.spooner@maples.com

TAL Education Group
15/F, Danling SOHO
No. 6 Danling Street, Haidian District
Beijing 100080
People’s Republic of China

30 June 2020

Dear Sirs

TAL Education Group

We consent to the reference to our firm under the heading “Item 4. Information on the Company-Organizational Structure” in the annual report on Form 20-F for the fiscal year ended February 29, 2020, which will be filed by TAL Education Group in June 2020 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and further consent to the incorporation by reference of our opinions under this heading into the Company’s Registration Statement No. 333-172178 on Form S-8. We also consent to the filing with the Securities and Exchange Commission of this consent letter as an exhibit to the annual report on Form 20-F for the fiscal year ended February 29, 2020.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP
Maples and Calder (Hong Kong) LLP